CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-219706, 333-207427, 333-196377, and 333-182171 on Form S-8, in Registration Statement No. 333-218390 and 333-195550 on Form S-3, and in Registration Statement No. 333-213204 on Form S-4, of our reports dated March 12, 2021, relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Seattle, Washington
March 12, 2021